Elena Torres Seguel
Notario Público de Santiago
Trigésima Quinta Notaría
Avda. Bulnes 141 - Tel. 6711228
Santiago - Chile

AÑO 2011 REPERTORIO Nº 1551

Myr.544

MANDATO ESPECIAL

ALL GRADE MINING INC.

A

FOREIGN COMMERCE

EN SANTIAGO, REPUBLICA DE CHILE, a quince de Diciembre del año dos mil once, ante mí **ELENA TORRES SEGUEL** Abogada, Notario Público, titular de la **Trigésima Quinta Notaría de Santiago**, con oficios en Avenida Bulnes número ciento cuarenta y uno, comparece: Don **GARY KOULETAS**, norteamericano, empresario, casado, pasaporte número dos uno siete tres seis siete siete siete cuatro, en representación de la sociedad "**All Grade Mining Inc.**", sociedad norteamericana, Tax ID número noventa y tres guión cero nueve cinco cinco dos nueve cero, ambos domiciliados en cuatrocientos once RT diecisiete South Suite ciento diez, Hasbrouck Heights, NJ cero siete seis cero cuatro, Nueva Yersey, Estados Unidos de Norteamérica, de paso en esta, en adelante la mandante, mayor de edad, quien acreditó su identidad con la cédula referida, y expone: PRIMERO.- Que viene en conferir mandato especial amplio, a la empresa "**Foreign Comerse**", representada por don **Tony Alvarez**, ambos domiciliados en dos uno cero cero noventa y uno st., Suite A North Bergen, New Jersey, Estados Unidos de América, para que en su nombre y representación en la calidad antes referida, compre y adquiera, los derechos en el contrato de opción de compra de concesiones mineras celebrado entre "**Foreign Commerce Assesores Chile S.A.**" y "**Sociedad Contractual Minera**

Kamikase", en la Notaría de Santiago de doña María Soledad Santos Muñoz. **SEGUNDO**.- Asimismo, se otorga mandato para celebrar el contrato de opción minera entre la mandante y la sociedad SCM Buena Esperanza por el proyecto minero de hierro Dichosa, para lo cual podrá también suscribir ante ministro de fe, a nombre y representación de la mandante, las cartas de instrucciones necesarias para el buen cumplimiento del contrato. **TERCERO**.- El presente mandato tendrá una vigencia por diez meses, desde la fecha de esta escritura. **CUARTO**.- La mandataria deberá dar cuenta de la compra dentro de treinta días desde la fecha en que se celebren los contratos. **QUINTO**.- La mandante confiere a la mandataria, finalmente, cuantas facultades expresas requieran las leyes, tantas cuantas pudiera tener el otorgante si estuviera personalmente presente, sin otra limitación que la de no poder contestar nuevas demandas ni ser emplazada en gestión judicial por su mandante, sin que sea previamente notificada personalmente. La actuación personal de la mandante no revocará, por sí sola, el presente poder. Conforme a minuta redactada por el abogado don Winston Alburquerque Troncoso.- Así lo otorga y en comprobante y previa lectura el compareciente firma y estampa su impresión dígito pulgar derecho junto al Notario que autoriza. **ANOTADA EN EL REPERTORIO CON EL NUMERO MIL QUINIENTOS CINCUENTA Y UNO.- (1551).-** Se da copia. Doy fe.- Gary Kouletas.- **ELENA TORRES SEGUEL, NOTARIO PÚBLICO.-**

ESTA COPIA ES FIEL TESTIMONIO DE SU ORIGINAL EN SANTIAGO DE CHILE A QUINCE DE DICIEMBRE DEL AÑO DOS MIL ONCE.

ELENA TORRES SEGUEL NOTARIO PUBLICO ETS 35ª NOTARIA SANTIAGO DE CHILE